UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2022

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, New York 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC Pink Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2022, IEH Corporation (“IEH” or the “Company”) entered into a new employment agreement with William H. Craig, its Chief Financial Officer and Treasurer. The new employment agreement with Mr. Craig is effective as of July 1, 2022 and will expire on June 30, 2027. The following is a summary of the terms of the new employment agreement with Mr. Craig, which summary is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Under the employment agreement, Mr. Craig will continue to serve as the Chief Financial Officer and Treasurer of IEH and will receive a base salary of $247,200 per annum and be eligible to receive an annual bonus for each fiscal year of employment based on performance targets and other key objectives established by the Compensation Committee of the Board of Directors of the Company (the “Committee”). During the term of the agreement, he shall also be eligible to receive equity or performance awards pursuant to any long-term incentive compensation plan adopted by the Committee or the Board of Directors.

In the event of the termination of Mr. Craig’s employment by us without “cause” or by his for “good reason”, as such terms are defined in the employment agreement, he would be entitled to: (a) a severance payment of 24 months of base salary; (b) continued participation in our health and welfare plans for up to 24 months; (c) all accrued but unpaid compensation; and (d) the accelerated vesting of equity compensation awards to the extent they are subject to time-based vesting conditions. If his employment is terminated because of death or disability, he or his beneficiary, as the case may be, will be paid his accrued compensation, a pro rata bonus for the year of termination, the accelerated vesting of outstanding equity compensation awards and in the case of disability, a severance payment of one year of base salary.

Further, under the new employment agreement, if within 90 days of a “change in control” (as defined in the new employment agreement) either Mr. Craig’s employment is terminated, or he terminates his employment for “good reason”, the Company shall pay and/or provide to his substantially the same compensation and benefits as if his termination was without “cause” or for “good reason”, except that he will also be entitled to the accelerated vesting of all outstanding equity compensation awards held by him. Such benefits remain subject to limitation to avoid the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) if such payments would constitute an “excess parachute payment” as defined in Section 280G of the Code. Mr. Craig’s new employment agreement did not otherwise materially modify any of the payments or benefits to which he was entitled under his prior employment agreement in the event of a termination of his employment. Pursuant to the employment agreement, Mr. Craig is subject to customary confidentiality, non-solicitation of employees and non-competition obligations that survive the termination of such agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit Number	Exhibit Title or Description

10.1	Employment Agreement with William H. Craig dated September 21, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized

IEH Corporation

By: /s/ William H. Craig

Name: William H. Craig

Title: Chief Financial Officer and Treasurer

Date: September 23, 2022

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